EXHIBIT 1.1
                                                                   -----------


                             LAS VEGAS SANDS CORP.

                   COMMON STOCK, PAR VALUE $0.001 PER SHARE

                            UNDERWRITING AGREEMENT


                                                               March 13, 2006


Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

        Certain stockholders named in Schedule II hereto (the "Selling Stockholders") of Las Vegas Sands Corp., a Nevada corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 55,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 8,250,000 additional shares (the "Optional Shares") of common stock, par value $0.001 per share (the "Stock"), of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereto are herein collectively called the "Shares").

        1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

        (a) A registration statement on Form S-1 (File No. 333-131845) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for each of the other Underwriters, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or to the Company's knowledge after reasonable investigation, threatened by the


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Commission (any preliminary  prospectus  included in the Initial  Registration
Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the "Pricing Prospectus"; and the final prospectus relating to the Shares, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the date of such prospectus; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus";

        (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use therein;

        (c) For the purposes of this Agreement, the "Applicable Time" is 7:10 pm (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the price to the public (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing


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to the Company by an Underwriter  through  Goldman,  Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use therein. Each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with
the  information  contained  in  the  Registration   Statement,   the  Pricing
Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by a Selling Stockholder expressly for use therein;

        (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions that have been corrected in a subsequent filing that has been incorporated by reference in the Pricing Prospectus or the Prospectus or that have been made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by a Selling Stockholder expressly for use therein;

        (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as to the Prospectus, as of the applicable filing date thereof and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions


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made in reliance upon and in conformity with information  furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by a Selling Stockholder expressly for use therein;

        (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as set forth in the Pricing Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any material transaction not in the ordinary course of business (other than additional draws made under existing credit facilities), (ii) except as contemplated by the Pricing Prospectus and except for the issuance of shares pursuant to the exercise of outstanding options, there has not been any change in the Company's capital stock or increase in long-term debt (other than additional draws made under existing credit facilities) or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock (or other) of the Company or any of its subsidiaries, (iii) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business, whether or not covered by insurance, otherwise than as contemplated by the Pricing Prospectus and (iv) since the date of the latest audited financial statements included in the Pricing Prospectus and except as contemplated by the Pricing Prospectus, there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, business, properties, prospects or condition (financial or otherwise), stockholders' equity, or results of operations of the Company and its subsidiaries, taken as a whole, nor have any events occurred which, singly or in the aggregate, have a material adverse effect on the sale of the Shares by the Selling Stockholders or the consummation of the transactions contemplated hereby (any change or event described in (iv) of this clause (f), a "Material Adverse Effect");

        (g) The Company and its subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are described in the Pricing Prospectus or are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;


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        (h)     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and has been duly qualified to do business as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each of Las Vegas Sands, LLC, Interface Group-Nevada, Inc., Lido Casino Resort Holding Company, LLC, Lido Casino Resort, LLC, Phase II Mall Subsidiary, LLC, Phase II Mall Holding, LLC, Venetian Macau S.A., Venetian Venture Development Intermediate Limited and Venetian Cotai S.A. (collectively, the "Material Subsidiaries"), each of which is a subsidiary of the Company, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be; and each of the subsidiaries of the Company, other than the Material Subsidiaries, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, except where the failure to be in good standing would not have a Material Adverse Effect;

        (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and conform to the description of the Stock contained in the Pricing Prospectus; and all of the issued shares of capital stock or other ownership interests, as the case may be, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in the Pricing Prospectus and other than as set forth on Schedule V, will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

        (j)     This  Agreement  has  been  duly   authorized,   executed  and
delivered by the Company;

        (k) The sale of the Shares by the Selling Stockholders and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its


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subsidiaries   is  subject,   (ii)  the  provisions  of  the   Certificate  of
Incorporation  or  By-laws  or  limited   liability  company   agreement,   as
applicable, of the Company or any of its subsidiaries or (iii) any statute applicable to the Company or any order, rule or regulation applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not have a Material Adverse Effect, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required by the Company for the sale of the Shares by the Selling Stockholders or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, filings related to the transactions contemplated hereby on Schedule 13D or 13G, Form 4 and Form 8-K with the Commission and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or foreign securities laws, as applicable, in connection with the purchase and distribution of the Shares by the Underwriters and such consents, approvals, authorizations, orders, registrations and qualifications that have been obtained and are in full force and effect as of the date hereof;

        (l) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except in the case of clause (ii) as would not have a Material Adverse Effect;

        (m) The statements set forth in the Pricing Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, and incorporated by reference into the Pricing Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 2005 under the caption "Business-Regulation and Licensing," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

        (n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which now have or could reasonably be expected in the future to have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;


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        (o)     The Company is not and, after giving effect to the sale of the
Shares by the Selling Stockholders, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

        (p) At the time of filing the Initial Registration Statement the Company was not and is not an "ineligible issuer," as defined under Rule 405 under the Act;

        (q) The consolidated historical financial statements, together with related schedules and notes, set forth in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present the consolidated financial position of the Company at the respective dates indicated and the results of its operations and its cash flows for the respective periods indicated, in accordance with U.S. generally accepted accounting principles consistently applied throughout such periods (except as otherwise disclosed therein). Except as otherwise disclosed in the Pricing Prospectus or the Prospectus, the historical other financial information and data included in the Registration Statement and the Prospectus are, in all material respects, prepared on a basis consistent with such financial statements and the books and records of the Company;

        (r) PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

        (s) Each of the Company and its subsidiaries has complied in all respects with all laws, regulations and orders applicable to it or its businesses including, without limitation, all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder, the laws of the State of Nevada, various regulations of the Nevada Gaming Commission and the general laws, specific gaming laws, various regulations and licensing and regulatory control of the Macau government and Gaming Inspection and Coordination Department, in each case, other than as would not have a Material Adverse Effect, or as otherwise described in the Pricing Prospectus;

        (t) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as otherwise described in the Pricing Prospectus,
(i) each of the Company and its subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals,


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necessary or required to engage in the business  currently  conducted by it in the manner described in the Pricing Prospectus; (ii) all such Authorizations are valid and in full force and effect; and (iii) each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

        (u) Each of the Company and its subsidiaries owns or possesses or has the right to use the licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with, and material to, individually or in the aggregate, its operations, except where the failure to own, possess or have the right to use would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, has, or, would reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Company and its subsidiaries, the use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries as described in the Pricing Prospectus does not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a Material Adverse Effect;

        (v) All income tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Pricing Prospectus, there are no income tax returns of the Company or its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice), where the findings of such audit could reasonably be expected to result in a Material Adverse Effect. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

        (w) Except as disclosed in the Pricing Prospectus, including, without limitation under the caption entitled "Risk Factors--Risks Related to Our Business--Our insurance coverage may not be adequate to cover all possible losses that our properties could suffer. In addition our insurance costs may increase and we may not be able to obtain the same insurance coverage in the


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future", each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with the Company's reasonable business judgment to protect the Company, its subsidiaries and their businesses. Except as disclosed in the Pricing Prospectus, including, without limitation under the caption entitled "Risk Factors--Risks Related to Our Business--Our insurance coverage may not be adequate to cover all possible losses that our properties could suffer. In addition our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future", all such insurance is outstanding and duly in force in all material respects on the date hereof and will be outstanding and duly in force in all material respects at the Time of Delivery;

        (x) Except as disclosed in the Pricing Prospectus, there are no material business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and such business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationships and transactions so described;

        (y) Each of the Company and its subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except for any non-compliance which would not have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability, except such as would not have a Material Adverse Effect; each of the Company and its subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"), in each case, except as would not have a Material Adverse Effect; and each "pension plan" for which the Company or any of its subsidiaries would have any liability, except as would not have a Material Adverse Effect, that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not have a Material Adverse Effect;

        (z) There is, except as set forth in the Pricing Prospectus, (i) no material unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of each of the Company and its subsidiaries threatened against it, before the National Labor Relations Board


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or any state or local labor relations board,  and no significant  grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the best knowledge of each of the Company and its subsidiaries threatened against it, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of each of the Company and its subsidiaries, threatened against it and (iii) to the best knowledge of each of the Company and its subsidiaries, no union representation question existing with respect to the employees of the Company, or any of its subsidiaries, and, to the best knowledge of each of the Company and its subsidiaries, no union organizing activities are taking place, except, in each case of (i), (ii) or (iii), as would not have a Material Adverse Effect;

        (aa) Each of the Company and its subsidiaries has reviewed the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company and its subsidiaries, as applicable, and identified and evaluated associated costs and liabilities (including, without limitation, any material capital and operating expenditures required for clean-up, closure of properties and compliance with environmental, safety or similar laws or regulations applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, each of the Company and its subsidiaries has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has violated any Environmental Laws, lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, in each case, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect;

        (bb) Neither the Company nor any of its subsidiaries or to any of their knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries
(i) has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except, in each case, such as would not have a Material Adverse Effect;

        (cc) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act. Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

        (dd) Other than as contemplated by or described in this Agreement and the Pricing Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement; and

        (ee) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

        2. Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriters and the Company that:

        (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained except for such consents, approvals, authorization and orders as would not materially interfere with the consummation of the transactions contemplated hereby; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

        (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject except for such conflict, breach, violation or defaults as would not materially interfere with the consummation of the transactions contemplated hereby, nor will such action result in any violation of the provisions of any statute applicable to such Selling Stockholder or any order, rule or regulation applicable to such Selling Stockholder of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder except for such violations as would not materially interfere with the consummation of the transactions contemplated hereby;

        (c) Immediately prior to the Time of Delivery, such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriters;

        (d) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

        (e) To the extent that any statements or omissions made in the Registration Statement, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, the Registration Statement did not, when it became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus, and any further amendments or supplements thereto, when they were or are filed with the Commission, as the case may be, did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, HOWEVER, that this representation and warranty shall not apply to any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for use therein;

        (f) During the period beginning from the date hereof and continuing to and including the date applicable to each Selling Stockholder as set forth in Schedule IV hereto (the "Lock-Up Period"), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any shares of Stock or securities that are convertible into, exchangeable for, or that represent the right to receive, Stock or any substantially similar securities, whether now or hereafter acquired (the "Lock-Up Securities"), without the prior written consent of Goldman, Sachs & Co. Notwithstanding the foregoing, the Selling Stockholders may make offers, sales, agreements to offer or sell, solicitations of offers to purchase, swaps, or other disposal of, or transactions in, any Lock-Up Securities (i) to one or more organizations which are tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and including, but not limited to, the Dr. Miriam and Sheldon G. Adelson Charitable Trust u/d/t dated December 12, 1994, as amended; provided, that the aggregate amount transferred under this sub clause as among Sheldon
G. Adelson (in his individual capacity), the Selling Stockholders, the ESBT S Trust, the ESBT Y Trust, the QSST A Trust and the QSST M Trust, shall not exceed the sum of one hundred million dollars ($100,000,000.00), (ii) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 2(f), (iii) to any beneficiary of a Selling Stockholder or any trust for the direct or indirect benefit of a beneficiary of a Selling Stockholder or the immediate family of such beneficiary, provided that the beneficiary of such Selling Stockholder, the immediate family member or the trustee of the trust, as applicable, agrees to be bound in writing by the restrictions set forth in this Section 2(f), and provided further that any such transfer shall not involve a disposition for value, and provided further that in the event any such transfer shall trigger a filing with the Commission, the Selling Stockholder shall notify Goldman, Sachs & Co. upon making such filing, (iv) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, or (v) to any beneficiary of or estate of a beneficiary of a Selling Stockholder pursuant to a trust, will or other testamentary document or applicable laws of descent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension.

        For purposes of this Agreement, "immediate family" of an individual shall include his or her spouse, and the ancestors, siblings or issue of said individual, said spouse and said siblings and any relative by blood, marriage or adoption, not more remote than first cousin; and

        (g) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal
Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or W-8, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        3. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $49.1445, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling
Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this
Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 8,250,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election by the Underwriters to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        4.      Upon  the   delivery   of  the  Firm  Shares  by  the  Selling
Stockholders to the Underwriters, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on March 16, 2006 or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery."

        (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(o) hereof, will be delivered at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

        6.      The Company agrees with each of the Underwriters:

        (a) To prepare the Prospectus in a form approved by you (such approval not to be unreasonably delayed) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

        (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject;

        (c) Prior to 12:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the

Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with
Section 10(a)(3) of the Act;

        (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

        (e) During the period beginning from the date hereof and continuing to and including the date that is 90 after the date of the Prospectus (the "Lock-Up Period"), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee stock option plans existing on the date of this Agreement, or (ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or issued or to be issued pursuant to employee stock option plans referred to in clause (i)), without the prior written consent of Goldman, Sachs & Co., except that the Company may issue such securities in exchange (either solely or together with other consideration) for assets of a majority and controlling portion of the equity of another person in connection with a merger or acquisition, provided that prior to such issuance the recipients of such securities shall have agreed with Goldman, Sachs & Co. in writing to be bound by the same form of agreement in this Section 6(e) and provided, further, that the aggregate number of shares issuable by the Company in any such acquisition transactions shall not exceed the equivalent of 5% of the shares of Stock issued and outstanding following the First Time of Delivery hereunder, subject to adjustment to reflect stock splits, stock dividends, reclassifications, recombinations and other similar adjustments; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension. The Company will provide Goldman, Sachs & Co. and each stockholder subject to the Lock-Up Period pursuant to Section 2(f) or the lockup letters described in Section 9(l) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

        (f) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders and not available through the Commission's Electronic Data Gathering, Analysis and Retrieval system, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and not available through the Commission's Electronic Data Gathering, Analysis and Retrieval system; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no such additional information shall be required except to the extent the disclosure of additional information will not result in a violation of Regulation FD (without requiring new disclosures to third parties in order to avoid violation of Regulation FD); and provided, further, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website;

        (g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

        (h) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); PROVIDED, HOWEVER, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

        7. (a) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule III hereto;

        (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

        (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus, the Prospectus or such Issuer Free Writing Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

        8. The Company and each of the Selling Stockholders covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state and foreign securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates;
(vi) the cost and charges of any transfer agent or registrar; and (vii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

        9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

                (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                (b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                (c) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(a);

                (d) Lionel Sawyer & Collins, Nevada counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(b);

                (e) Jorge Valente, Macau counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(c);

                (f) Walkers, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(d);

                (g) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Stockholders, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(e);

                (h) Lourie & Cutler, P.C., counsel for the trust Selling Stockholders (the "Trust Selling Stockholders"), shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(f).

                (i) On the date of the Prospectus at a time prior to the execution of this Agreement, and at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I(a) hereto or Annex I(b) hereto;

                (j) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the member's equity or capital stock, as applicable, increase in long-term debt (other than additional draws made under existing credit facilities) or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (k) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's or its subsidiaries' debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or its subsidiaries' debt securities;

                (l) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;
        (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

        (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United
        States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (m) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the persons listed on Schedule VI hereto, substantially in the forms attached as Annex III(a), III(b), III(c), III(d) and III(e) hereto;

                (n)    The Company shall have complied with the  provisions of
        Section 6(c) hereof with respect to the furnishing of prospectuses (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) on the New York Business Day next succeeding the date of this Agreement;

                (o) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as you may reasonably request; and

                (p) Latham & Watkins LLP shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

        10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) any Preliminary Prospectus, (iii) the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, (iv) any Issuer Free Writing Prospectus or (v) any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, and approved or permitted by the

Company in accordance with Section 7 hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or the Selling Stockholders expressly for use therein.

        (b) Each of the Selling Stockholders will indemnify severally and not jointly and hold harmless the Underwriters and the Company against any losses, claims, damages or liabilities, joint or several, to which the Underwriters and the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) any Preliminary Prospectus, (iii) the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or (iv) any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act and approved or permitted by the Company in accordance with Section 7 hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse the Underwriters and the Company for any legal or other expenses reasonably incurred by the Underwriters and the Company in connection with investing or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the

Company by the Underwriters expressly for use therein; PROVIDED, FURTHER, that the liability of each Selling Stockholders pursuant to this subsection (b) or
Section 2(e) shall not exceed the net proceeds received after underwriting commissions and discounts from the sale of the Shares by such Selling Stockholder pursuant to this Agreement.

        (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or the Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) and (c) above, as applicable. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent (which consent shall not be unreasonably withheld).

        (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the

Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price (less underwriting commissions and discounts) at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and
(ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds received after the underwriting commission and discounts from the sale of the Shares by such Selling Stockholder pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (f) The obligations of both the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or trustee of the Company or any Selling Stockholder (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

        11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or the Selling Stockholders notify you that it or they have so arranged for the purchase of such Shares, you, the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company or the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and/or the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company or the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in
Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders or any officer, director, controlling person or trustees of the Company or any of the Selling Stockholders, and shall survive delivery of and payment for the Shares.

        13. If this Agreement shall be terminated pursuant to Section 11(c) hereof, the Company and the Selling Stockholders shall not be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but none of the Company nor any of the Selling Stockholders shall then be under any further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

        14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004,
Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to the Selling Stockholders, the address set forth in Schedule I hereto; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the

Company by you upon request; provided, however, that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention:
Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers, directors, trustees and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        17. The Company and each of the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and
(iv) the Company and the Selling Stockholders have consulted their own respective legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

        18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders or the Underwriters, or any of them, with respect to the subject matter hereof.

        19.     This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of New York.

        20. The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        22. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

        If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Selling Stockholders and the Company.


                                       Very truly yours,


                                       LAS VEGAS SANDS CORP.


                                       By: /s/ Bradley K. Serwin
                                           ---------------------------------
                                           Name:  Bradley K. Serwin
                                           Title: General Counsel and Secretary



                                       THE SHELDON G. ADELSON 2005 FAMILY
                                       TRUST U/D/T DATED APRIL 25, 2005


                                       By: /s/ Sheldon G. Adelson
                                           ---------------------------------
                                           Name:  Sheldon G. Adelson
                                           Title: Trustee


                                       By: /s/ Miriam Adelson
                                           ---------------------------------
                                           Name:  Dr. Miriam Adelson
                                           Title: Trustee



                                       THE SHELDON G. ADELSON 2004 TWO YEAR
                                       LVSI ANNUITY TRUST U/D/T DATED MAY 31,
                                       2004


                                       By: /s/ Sheldon G. Adelson
                                           ---------------------------------
                                           Name:  Sheldon G. Adelson
                                           Title: Trustee


                                       By: /s/ Charles D. Forman
                                           ---------------------------------
                                           Name:  Charles D. Forman
                                           Title: Trustee

                                       THE SHELDON G. ADELSON 2002 FOUR YEAR
                                       LVSI ANNUITY TRUST U/D/T DATED OCTOBER
                                       1, 2002


                                       By: /s/ Sheldon G. Adelson
                                           ---------------------------------
                                           Name:  Sheldon G. Adelson
                                           Title: Trustee


                                       By: /s/ Charles D. Forman
                                           ---------------------------------
                                           Name:  Charles D. Forman
                                           Title: Trustee



Accepted as of the date hereof:

GOLDMAN, SACHS & CO.


/s/ Goldman, Sachs & Co.
-----------------------------------
    (Goldman, Sachs & Co.)

CITIGROUP GLOBAL MARKETS INC.

By: /s/
    --------------------------------
    Name:
    Title:

LEHMAN BROTHERS INC.


By: /s/
    ----------------------------------------
         AUTHORIZED REPRESENTATIVE

JEFFERIES & COMPANY, INC.


By: /s/
    -----------------------------
    Name:
    Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED


By: /s/ Christopher Baldwin
    ----------------------------------
    Name:  Christopher Baldwin
    Title: Managing Director

MORGAN STANLEY & CO., INCORPORATED


By: /s/ Taylor Wright
    ------------------------------
    Name:  Taylor Wright
    Title: Managing Director

J.P. MORGAN SECURITIES INC.


By: /s/
    ---------------------------------
          Authorized Signatory

UBS SECURITIES LLC


By: /s/ James C. Stewart
    -----------------------------------------
    Title: Managing Director


By: /s/ Anthony Rokovich
    -----------------------------------------
    Title: Executive Director

SCOTIA CAPITAL (USA) INC.



By: /s/ Keith Rodrigues
    -----------------------------------------
    Name:  Keith Rodrigues
    Title: President and Chief Operating Officer

SAMUEL A. RAMIREZ & COMPANY, INC.


By: /s/ Lawrence F. Goldman
    --------------------------------
    Name:  Lawrence F. Goldman
    Title: Managing Director

CALYON SECURITIES (USA) INC.


By: /s/ Peter E. Ruel
    ------------------------------------
    Name:  Peter E. Ruel
    Title: Managing Director

                                      SCHEDULE I

-----------------------------------------------------------------------------------------------
                                                                          NUMBER OF OPTIONAL
                                                                             SHARES TO BE
                                                   TOTAL NUMBER OF           PURCHASED IF
                                                     FIRM SHARES            MAXIMUM OPTION
                UNDERWRITER                       TO BE PURCHASED              EXERCISED
-----------------------------------------------------------------------------------------------

Goldman, Sachs & Co. ...........................       38,074,555             5,711,178

Citigroup Global Markets Inc. ..................        3,970,300               595,545

Lehman Brothers Inc. ...........................        3,970,300               595,545

Jefferies & Company, Inc.  .....................        1,928,495               289,274

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated....................        1,928,495               289,274

Morgan Stanley & Co., Incorporated..............        1,928,495               289,274

J.P. Morgan Securities Inc. ....................        1,079,180               161,877

UBS Securities LLC..............................        1,079,180               161,877

Scotia Capital (USA) Inc. ......................          347,000                52,050

Samuel A. Ramirez & Company, Inc. ..............          347,000                52,050

Calyon (USA) Securities Inc. ...................          347,000                52,050

                                                 ------------------       ------------------

    Total.........................................     55,000,000             8,250,000

                                                 ==================       ==================

                                                    SCHEDULE II
                                               SELLING STOCKHOLDERS

---------------------------------------------------------------------------------------------------------------------
                                                                 TOTAL NUMBER OF              ADDRESS OF
                 SELLING STOCKHOLDER                            SHARES TO BE SOLD        SELLING STOCKHOLDER
---------------------------------------------------------------------------------------------------------------------

The Sheldon G. Adelson 2005 Family Trust u/d/t dated                                  c/o Las Vegas Sands Corp.,
April 25, 2005                                                     40,839,215               3355 Las Vegas
                                                                                           Boulevard South
                                                                                         Las Vegas, NV 89109

The Sheldon G. Adelson 2004 Two Year LVSI Annuity                                     c/o Las Vegas Sands Corp.,
Trust u/d/t dated May 31, 2004                                      1,990,050               3355 Las Vegas
                                                                                           Boulevard South
                                                                                         Las Vegas, NV 89109

The Sheldon G. Adelson 2002 Four Year LVSI Annuity                                    c/o Las Vegas Sands Corp.,
Trust u/d/t dated October 1, 2002                                  12,170,735               3355 Las Vegas
                                                                                           Boulevard South
                                                                                         Las Vegas, NV 89109
                                                             --------------------

               Total......................................         55,000,000

                                                             ====================

                                 SCHEDULE III

                       Issuer Free Writing Prospectuses:

                                     None.

                                  SCHEDULE IV


-------------------------------------------------------------------------------
               SELLING STOCKHOLDER                 LOCK-UP PERIOD (END DATE)
-------------------------------------------------------------------------------
  The Sheldon G. Adelson 2005 Family
  Trust u/d/t dated April 25, 2005                      March 13, 2007

-------------------------------------------------------------------------------
  The Sheldon G. Adelson 2004 Two
  Year LVSI Annuity Trust u/d/t
  dated May 31, 2004                                    March 13, 2007

-------------------------------------------------------------------------------
  The Sheldon G. Adelson 2002 Four
  Year LVSI Annuity Trust u/d/t
  dated October 1, 2002                                 March 13, 2007
-------------------------------------------------------------------------------

                                  SCHEDULE V

                            Silver State Marble LLC
                               TK Las Vegas, LLC
                          Sands Bethworks Gaming, LLC
                            Venetian Orient Limited

                                  SCHEDULE VI

                  Sheldon G. Adelson, Chairman of the Board,
                    Chief Executive Officer and Treasurer
                   ESBT S Trust u/d/t dated October 1, 2002
                   ESBT S Trust u/d/t dated October 1, 2002
                   QSST A Trust u/d/t dated October 1, 2002
                   QSST M Trust u/d/t dated October 1, 2002
           William P. Weidner, President and Chief Operating Officer
                             Weidner Holdings, LLC
                  Bradley H. Stone, Executive Vice President
                             The Stone Crest Trust
                  Robert G. Goldstein, Senior Vice President
                       Robert and Sheryl Goldstein Trust
            The Robert G. Goldstein Grantor Retained Annuity Trust
       Scott D. Henry, Senior Vice President and Chief Financial Officer
               Bradley K. Serwin, General Counsel and Secretary
              Wesley D. Allison, Acting Chief Accounting Officer
                            Irwin Chafetz, Director
                          Charles D. Forman, Director
                          Michael A. Leven, Director
                          James L. Purcell, Director
                           Irwin A. Siegel, Director